                   ST. JUDE MEDICAL, INC. AND SUBSIDIARIES
                         YEAR ENDED DECEMBER 31, 1995

                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE


                                                                        Year Ended December 31
                                                                ---------------------------------------
                                                                    1995         1994          1993
                                                                ------------  -----------  ------------
PRIMARY
    Average shares outstanding                                    69,869,028   69,700,987    70,444,737

    Net effect of dilutive stock options, based on the
    treasury stock method using average market price               1,197,510      467,894       388,792
                                                                ------------  -----------  ------------

                                        TOTAL                     71,066,538   70,168,881    70,833,529
                                                                ============  ===========  ============

    Net Income                                                  $129,417,849  $79,234,001  $109,643,072
                                                                ============  ===========  ============

    Earnings Per Share                                                 $1.82        $1.13         $1.55
                                                                       =====        =====         =====

FULLY DILUTED
    Average shares outstanding                                    69,869,028   69,700,987    70,444,737

    Net effect of dilutive stock options, based on the
    treasury stock method using year-end market price,
    if higher than average market price                            1,674,162      814,628       417,785
                                                                ------------  -----------  ------------

                                        TOTAL                     71,543,190   70,515,615    70,862,522
                                                                ============  ===========  ============

    Net Income                                                  $129,417,849  $79,234,001  $109,643,072
                                                                ============  ===========  ============

    Earnings Per Share                                                 $1.81        $1.12         $1.55
                                                                       =====        =====         =====

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